EX.99 .906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Tortoise Energy Infrastructure Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Tortoise Energy Infrastructure Corporation for the year ended November 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Tortoise Energy Infrastructure Corporation for the stated period.

/s/ David J. Schulte	/s/ Terry C. Matlack

David J. Schulte	Terry C. Matlack
President and Chief Executive Officer	Chief Financial Officer
Tortoise Energy Infrastructure Corporation	Tortoise Energy Infrastructure Corporation

Dated: January 31, 2006
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Tortoise Energy Infrastructure Corporation for purposes of the Securities Exchange Act of 1934.

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